Exhibit 99.4

SELECTED HISTORICAL

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Merger. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and Nexage. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of the Company and Nexage as of September 30, 2014, and includes preliminary adjustments to reflect the events that are directly attributable to the Merger and factually supportable. In addition, the unaudited pro forma condensed combined statements of operations combine the historical condensed consolidated statements of operations of the Company and Nexage and have also been adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations have been prepared assuming the Merger closed on January 1, 2013.

We have prepared the unaudited pro forma condensed combined financial statements based on available information using assumptions that we believe are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the Merger occurred on that date specified nor do they project our results of operations or financial position for any future period or date. In addition, the pro forma condensed combined financial statements do not account for the cost of any restructuring activities or synergies resulting from the Merger.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid to Nexage is allocated to their assets and liabilities based on their fair value as of the date of the completion of the Merger. The purchase price allocation and valuation is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine Months Ended September 30, 2014
	Historical	Historical	Pro forma		Pro forma
	Millennial	Nexage	Adjustments		Combined
	(in thousands, except per share data)
Revenue	$209,735	$7,023	$(1,977	)(a)	$214,781
Cost of revenue	126,398	—	(1,977	)(a)	124,421
Gross profit	83,337	7,023	—		90,360
Operating expenses:
Cost of revenue	—	230	(230	)(b)	—
Sales and marketing	40,133	6,582	(1,800	)(c)	44,915
Technology and development	22,450	5,871	(1,500	)(c)	26,821
General and administrative	64,552	3,253	230	(b)	68,035
Goodwill and intangible asset impairment	93,479	—	—		93,479
Total operating expenses	220,614	15,936	(3,300)		233,250
Loss from operations	(137,277)	(8,913)	3,300		(142,890)
Other income (expense):
Interest expense, net	(99)	(562)	—		(661)
Other income (expense)	—	(1,253)	1,253	(h)	—
Total other income (expense)	(99)	(1,815)	1,253		(661)
Loss before income taxes	(137,376)	(10,728)	4,553		(143,551)
Income tax expense	(95)	—	—		(95)
Net loss	$(137,471)	$(10,728)	$4,553		$(143,646)

Net loss per share:
Basic and diluted	$(1.28)	$—	$—		$(1.04)

Weighted average common shares outstanding:
Basic and diluted	107,048	—	30,733	(d)	137,781

Unaudited Pro Forma Condensed Combined Statement of Operation

	Year Ended December 31, 2013
	Historical	Historical	Pro forma		Pro forma
	Millennial	Nexage	Adjustments		Combined
	(in thousands, except per share data)
Revenue	$259,171	$6,335	$(793	)(a)	$264,713
Cost of revenue	154,774	—	(793	)(a)	153,981
Gross profit	104,397	6,335	—		110,732
Operating expenses:
Cost of revenue	—	250	(250	)(b)	—
Sales and marketing	38,682	6,794	(2,400	)(c)	43,076
Technology and development	18,966	5,010	(2,000	)(c)	21,976
General and administrative	61,891	2,514	250	(b)	64,655
Total operating expenses	119,539	14,568	(4,400)		129,707
Loss from operations	(15,142)	(8,233)	4,400		(18,975)
Other income (expense):
Interest expense, net	(95)	(163)	—		(258)
Other income (expense)	77	(286)	286	(h)	77
Total other income (expense)	(18)	(449)	286		(181)
Loss before income taxes	(15,160)	(8,682)	4,686		(19,156)
Income tax benefit	47	—	—		47
Net loss	$(15,113)	$(8,682)	$4,686		$(19,109)

Net loss per share:
Basic and diluted	$(0.18)	$—	$—		$(0.17)

Weighted average common shares outstanding:
Basic and diluted	84,029	—	30,733	(d)	114,762

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2014
	Historical	Historical	Pro forma		Pro forma
	Millennial	Nexage	Adjustments		Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$76,492	$2,167	$(8,143	)(e)	$70,516
Restricted cash	250	—	—		250
Accounts receivable, net of allowances	73,170	12,237	(276	)(a)	85,131
Prepaid expenses and other current assets	5,416	317	—		5,733
Total current assets	155,328	14,721	(8,419)		161,630

Property and equipment, net	24,775	850	—		25,625
Restricted cash	350	—	—		350
Goodwill	77,976	—	59,902	(f)	137,878
Intangible assets, net	14,501	—	22,000	(g)	36,501
Other assets	2,018	213	—		2,231
Total long-term assets	119,620	1,063	81,902		202,585
Total assets	$274,948	$15,784	$73,483		$364,215

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$8,034	$1,504	$(276	)(a)	$9,262
Accrued cost of revenue	41,758	13,213	—		54,971
Accrued payroll and payroll related expenses	8,197	1,009	—		9,206
Deferred revenue	857	—	—		857
Current portion of notes payable	—	200	—		200
Total current liabilities	58,846	15,926	(276)		74,496

Notes payable, net of current portion	—	10,261	—		10,261
Preferred stock warrant liability	—	1,747	(1,747	)(h)	—
Other long-term liabilities	6,707	74	—		6,781
Total liabilities	65,553	28,008	(2,023)		91,538

Convertible preferred stock	—	25,516	(25,516	)(i)	—

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2014 and September 30, 2014 pro forma	—	—	—		—
Common stock, $0.001 par value, 250,000,000 shares authorized, 107,781,632 and 138,515,068 shares issued and outstanding as of September 30, 2014 and September 30, 2014 pro forma, respectively	108	4	27	(d)	139
Additional paid-in capital	412,300	2,032	61,219	(d)(i)	475,551
Accumulated other comprehensive loss	(386)	—	—		(386)
Accumulated deficit	(202,627)	(39,776)	39,776	(i)	(202,627)
Total stockholders’ equity (deficit)	209,395	(37,740)	101,022		272,677
Total liabilities and stockholders’ equity	$274,948	$15,784	$73,483		$364,215

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                                      Basis of Presentation

On December 4, 2014, Millennial Media, Inc. (“Millennial” or the “Company”) completed its previously announced acquisition of Nexage, Inc. (“Nexage”), a mobile advertising exchange and mobile supply side platform, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 23, 2014 and as amended and restated on October 31, 2014 (the “Merger Agreement”), by and among the Company, Nexage, Neptune Merger Sub I, Inc. (“Merger Sub I”), Neptune Merger Sub II, LLC (“Merger Sub II”), and Fortis Advisors LLC. At the closing, Merger Sub I was merged with and into Nexage, and as part of the same transaction, Nexage was merged with and into Merger Sub II (the “Merger”). As a result of the Merger, Merger Sub II continues as the surviving corporation and as a wholly-owned subsidiary of Millennial. The name of Merger Sub II was subsequently changed to Nexage, LLC.

Pursuant to the Merger Agreement, Millennial issued 30,733,436 shares of its common stock to the former securityholders of Nexage, and issued options to purchase an additional 7,949,236 shares of its common stock in exchange for options to purchase shares of Nexage’s common stock. The Company paid approximately $8.1 million in cash consideration for shares of Nexage capital stock held by certain holders of Nexage capital stock who are “unaccredited investors,” in partial payment for shares of Nexage capital stock held by holders of Nexage capital stock who are “accredited investors,” and in partial payment for vested options to purchase common stock of Nexage. Vested options to purchase common stock of Nexage were partially cancelled in exchange for cash and partially exchanged for vested options to purchase common stock of Millennial. Unvested options to purchase common stock of Nexage were converted into unvested options to purchase common stock of Millennial. All outstanding warrants exercisable for common stock of Nexage were exchanged for a portion of the 30,733,436 new Millennial shares issued.

The Merger was accounted for under the purchase method of accounting in accordance with ASC 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the Merger closing date. The assets of Nexage have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Nexage as of the effective date of the Merger is allocated to goodwill in accordance with the accounting guidance. The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Nexage as of the Merger date. Accordingly, the purchase accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Nexage at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

2.                                      Purchase Price

The unaudited pro forma condensed combined financial information reflects the purchase price as follows (in thousands):

September 30, 2014
Net liabilities assumed	$(12,224)
Identifiable intangible assets:
Customer relationships	12,000
Technology	10,000
Goodwill	59,902
Total purchase price	$69,678

Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets and liabilities. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. Intangible long-lived assets were valued using a discounted cash flow method. In the unaudited pro forma condensed combined balance sheet as of September 30, 2014, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $59.9 million was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $22.0 million.

Based on the issuance of an aggregate of 30,733,436 shares of Millennial’s common stock at the closing, each valued at $1.57, the closing price per share of Millennial’s common stock on December 4, 2014, and including newly issued options to purchase 7,949,236 shares, which options have a fair value of approximately $13.3 million based on a Black-Scholes option pricing model, and $8.1 million of cash consideration, the transaction purchase price is valued at approximately $69.7 million.

3.                                      Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 Represents the elimination of inter-entity transactions.

(b)                                 Represents the reclassification of certain costs to align with the Company’s accounting policies.

(c)                                  Represents the amortization of intangible assets acquired in the Merger based on their estimated fair values and estimated useful lives. The estimated useful life of each intangible asset is five years and amortization expense will be calculated on a straight-line basis.

(d)                                 Represents the impact of issuance of 30,733,436 shares in connection with the Merger.

(e)                                  Represents $8.1 million in cash consideration paid in connection with the Merger.

(f)                                   Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed.

(g)                                  Represents intangible assets that have been identified in this preliminary allocation including customer relationships and technology.

(h)                                 Reflects the elimination of Nexage’s historical preferred stock warrants, which were exchanged for shares of Company common stock in connection with the Merger.

(i)                                     Reflects the elimination of Nexage’s historical stockholders’ equity and convertible preferred stock.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The information below reflects the historical net loss per common share, book value per common share and cash dividends per common share of the Company and the unaudited pro forma condensed combined net loss per common share, book value per common share and cash dividends per common share of the Company after giving effect to the proposed Merger. The historical book value per share is computed by dividing total stockholders’ equity (deficit) by the number of shares of common stock outstanding at the end of the period. The pro forma earnings per share of the Company following the consummation of the Merger is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma book value of the Company following the consummation of the Merger is computed by dividing total pro forma stockholders’ equity (deficit) by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma per share data includes 30,733,436 shares to be issued in connection with the Merger, and was prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board ASC 805, Business Combinations, with the Company considered the acquiring company.

You should read the tables below in conjunction with the respective audited consolidated financial statements and related notes of the Company incorporated by reference in this form 8-K and the audited consolidated financial statements and related notes of Nexage and the unaudited pro forma combined condensed financial information and notes related to such consolidated financial statements included elsewhere in this form 8-K.

Millennial Media:

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013
Historical per common share data:
Net loss per share:
Basic and diluted	$(1.28)	$(0.18)
Book value per share	1.94	3.16
Cash dividend per share	—	—

Millennial Media and Nexage combined condensed pro forma per share data:

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013
Pro forma per common share data:
Net loss per share:
Basic and diluted	$(1.04)	$(0.17)
Book value per share	1.97	N/A
Cash dividend per share	—	—